Exhibit 10.3
SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
     THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (hereinafter referred to as the “Amendment”) is made and entered into as of June 17, 2010, but effective upon the date of satisfaction of all of the conditions set forth in Article III of this Amendment, between and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO CAPITAL FINANCE, INC., a California corporation (fka Wells Fargo Foothill, Inc.), as the book runner, arranger and administrative agent for the Lenders (“Agent”), and, on the other hand, ENERGY CORPORATION OF AMERICA, a West Virginia corporation (“Borrower”).
RECITALS
     A. Agent, the lenders signatory thereto as the Lenders, and the Borrower entered into that certain Second Amended and Restated Credit Agreement dated as of September 7, 2007, as amended by First Amendment to Second Amended and Restated Credit Agreement dated as of August 4, 2008, among Agent, the lenders signatory thereto as the Lenders, and the Borrower (the “Credit Agreement”).
     B. ECA Marcellus Trust I was formed by Borrower on March 10, 2010, as a Delaware statutory trust (the “Trust”) for the purpose of owning royalty interests in (1) 14 producing horizontal natural gas wells producing from the Marcellus Shale formation and located in Greene County, Pennsylvania and (2) 52 horizontal natural gas development wells to be drilled to the Marcellus Shale formation within “Area of Mutual Interest” composed of approximately 9,300 acres held by Borrower in Greene County, Pennsylvania (the “Royalty Interests”).
     C. The Trust intends to publicly offer up to 8,802,500 common units in the Trust (the “Offering”) and in connection therewith the Trust and the Borrower on April 1, 2010, filed with the Securities and Exchange Commission a Registration on Form S-1 under the Securities Act of 1933, as amended (the “Registration Statement”).
     D. Borrower intends to remit the proceeds from the Offering an amount not less than $125,000,000.00 (the “Pay Down”) to the Agent for application to the Obligations in accordance with the terms of a letter agreement among Borrower, Agent and Lenders.
     E. As a result of the Pay Down, the Obligations owing to Bank of America, N.A. (“Bank of America”) will be paid in full and Bank of America will no longer be a party to the Credit Agreement nor have any rights or obligations thereunder.
     F. Simultaneously with the Pay Down, Borrower has requested the Agent and the Lenders to reduce the total Revolver Commitment for the Lenders to $125,000,000.00, and to reduce the total Term Loan Commitment for the Lenders to $75,000,000.00.
     G. Borrower has requested the Agent and the Lenders to consent to certain transactions to be undertaken by Borrower and Eastern Marketing Corporation, a West Virginia corporation and a wholly owned subsidiary of Borrower (the “Subsidiary”) in connection with the consummation of the transactions contemplated by the Registration Statement including, without limitation, (1) the conveyance by Borrower and the Subsidiary to the Trust of the Royalty Interests, (2) the creation by the Subsidiary of certain indebtedness in an aggregate amount of approximately $161,000,000.00 owing to Borrower to be evidenced by a demand note in the principal amount of approximately $161,000,000.00 executed by the Subsidiary and payable to the order of Borrower, (3) the hedging of approximately 50% of the estimated
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natural gas production attributable to the Royalty Interests for the period from April 1, 2010 through March 31, 2014 with a combination of floors and swaps, and the conveyance of the floor contracts by Borrower to the Trust, and the creation of a back-to-back swap agreement between the Borrower and the Trust, (4) the advancement of up to $1,000,000.00 to the Trust to enable the Trust to pay its liabilities as they come due, to the extent the Trust has not yet received sufficient distributions related to the Royalty Interests to pay such liabilities in a timely manner, and (5) the creation by Borrower of certain liens, which are non-recourse to Borrower, in favor of the Trust to secure certain drilling obligations of Borrower to the Trust and the payment of royalties (the “Proposed Transactions”).
     H. Agent and Lenders are willing (1) to execute and deliver to Borrower a written consent, in form and substance acceptable to Agent and Lenders, consenting to the Proposed Transactions, and (2) to permanently reduce the Total Commitment to the amounts requested by Borrower subject, among other things, to Borrower’s execution and delivery of this Amendment.
AGREEMENT
     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:
ARTICLE I
Definitions
     Section 1.01. Recitals. The foregoing recitals are hereby incorporated into and made a part of this Amendment for all purposes.
     Section 1.02. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Credit Agreement, as amended hereby.
ARTICLE II
Amendments and Other Agreements
     Section 2.01. Amendment to Section 1.1 of the Credit Agreement.
     (a) The terms “Additional Term Loan” and “Additional Term Loan Amount” are deleted from Section 1.1 of the Credit Agreement in their entirety.
     (b) The term “Applicable Margin” in Section 1.1 of the Credit Agreement is amended and restated in its entirety to hereafter read as follows:
“‘Applicable Margin’ means, on any day and with respect to any Obligation, the applicable per annum percentage set forth in the table shown below, based on the average monthly Revolver Usage for the immediately preceding month:

Average Monthly	Base Rate Loan	LIBOR Rate Loan
Revolver Usage	Margin	Margin
0% to 40%	0.75%	2.50%
40% to 75%	1.00%	2.75%
75% to 100%	1.25%	3.00%”
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     (c) The term “Applicable Prepayment Premium” in Section 1.1 of the Credit Agreement is amended and restated in its entirety to hereafter read as follows:
“‘Applicable Prepayment Premium’ means, as of any date of determination, an amount equal to (a) for the period of time from and including the date of this Agreement up to and including July 10, 2011, one percent (1.0%) times the Maximum Loan Amount, (b) during the period of time from and including July 11, 2011, up to, and including, July 10, 2012, one half of one percent (0.50%) times the Maximum Loan Amount, and (c) during the period of time from and including July 11, 2012, up to and including July 10, 2013, one-quarter of one percent (0.25%) times the Maximum Loan Amount.”
     (d) The term “Bank Product Provider” in Section 1.1 of the Credit Agreement is amended and restated in its entirety to hereafter read as follows:
“‘Bank Product Provider’ means (a) Wells Fargo or any of its Affiliates and (b) U.S. Bank National Association with respect to and only to the extent of Hedging Agreements in connection with rate swaps, rate caps, rate floors, rate collars and other rate protection agreements between Borrower and U.S. Bank National Association for which Agent has received such information in writing as U.S. Bank National Association has agreed to deliver to Agent or as otherwise may be reasonably requested by Agent.”
     (e) The term “Current Assets” is added to and made a part of Section 1.1 of the Credit Agreement and shall read as follows:
“‘Current Assets’ means, for the Borrower and its Subsidiaries as of the date of calculation, (a) all assets of Borrower and its Subsidiaries that, in conformity with GAAP, would be included as assets on a consolidated balance sheet of Borrower and its Subsidiaries, but excluding any non-cash gains for any Hedging Agreements resulting from the requirements of FASB 133 as of such date, plus (b) in the case of Borrower, the amount of Availability as of such date.”
     (f) The term “Current Liabilities” is added to and made a part of Section 1.1 of the Credit Agreement and shall read as follows:
“‘Current Liabilities’ means, for the Borrower and its Subsidiaries as of the date of calculation, all liabilities of Borrower and its Subsidiaries that in accordance with GAAP, would be classified as current liabilities on a consolidated balance sheet of Borrower and its Subsidiaries, excluding (a) the current portion of any Obligation maturities, (b) the current portion of any Deferred Revenue, (c) the current portion of any Deferred Gains, and (d) non-cash losses or charges of any Hedging Agreements resulting from the requirements of FASB 133.”
     (g) The term “Current Ratio” is added to and made a part of Section 1.1 of the Credit Agreement and shall read as follows:
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“‘Current Ratio’ means, for the Borrower and its Subsidiaries as of the date of calculation, the ratio of Current Assets to Current Liabilities of Borrower of its Subsidiaries.”
     (h) The term “Deferred Gains” is added to and made a part of Section 1.1 of the Credit Agreement and shall read as follows:
“‘Deferred Gains’ means an item that will initially be recorded as a liability, but is expected to become realized gain over time and/or through the normal operations of the business. For the Borrower and its Subsidiaries this includes, but is not limited to, (a) in 2005, the Company consummated the Black Stone Term Royalty Conveyance for a term of 20 years. The proceeds, net of certain costs and expenses and the carrying value of assets sold, were classified as a deferred gain and are being recognized as production occurs, and (b) the net proceeds from ECA Marcellus Trust I were classified as a deferred gain and are being recognized as production occurs over a 20 year period.”
     (i) The term “Deferred Revenue” is added to and made a part of Section 1.1 of the Credit Agreement and shall read as follows:
“‘Deferred Revenue’ means an item that will initially be recorded as a liability, but is expected to become revenue over time and/or through the normal operations of the business. For the Borrower and its Subsidiaries this includes, but is not limited to, the deferred revenue related to the Eastern American Natural Gas Trust.”
     (j) The term “Fee Letter” in Section 1.1 of the Credit Agreement is amended and restated in its entirety to hereafter read as follows:
“‘Fee Letter’ means that certain fee letter dated of even date with the Second Amendment, between Borrower and Agent, in form and substance satisfactory to Agent.”
     (k) The term “First Amendment” is added to and made a part of Section 1.1 of the Credit Agreement and shall read as follows:
“‘First Amendment’ means First Amendment to Second Amended and Restated Credit Agreement dated as of August 4, 2008 among Agent, the lenders signatory thereto as the Lenders, and Borrower.”
     (l) The term “Foothill” in Section 1.1 of the Credit Agreement is amended and restated in its entirety to hereafter read as follows:
“‘Foothill’ means Wells Fargo Capital Finance, Inc., a California corporation (fka Wells Fargo Foothill, Inc.).”
     (m) The terms “Initial Term Loan” and “Initial Term Loan Amount” are deleted from Section 1.1 of the Credit Agreement in their entirety.
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     (n) The term “Maximum Loan Amount” in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:
“‘Maximum Loan Amount’ means $200,000,000.00.”
     (o) The term “Maximum Revolver Amount” in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:
“‘Maximum Revolver Amount’ means $125,000,000.00 as such amount may be reduced from time to time in accordance with Section 6.23.”
     (p) The term “Permitted Investments” in Section 1.1 of the Credit Agreement is amended by adding (h) and shall read as follows:
“(h) the advancement of up to $1,000,000.00 to ECA Marcellus Trust I to enable the Trust to pay its liabilities as they become due, to the extent the Trust has not yet received sufficient distributions related to the Royalty Interests to pay such liabilities in a timely manner.”
     (q) Subparagraph (d) of the term “Pro Rata Share” in Section 1.1 of the Credit Agreement is amended and restated in its entirety to hereafter read as follows:
“(d) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 16.7), the percentage obtained by dividing (i) such Lender’s Revolver Commitment plus the outstanding principal amount of such Lender’s portion of the Term Loan, by (ii) the aggregate amount of Total Revolver Commitments of all Lenders plus the outstanding principal amount of the Term Loan; provided, however, that, in the event the Revolver Commitments have been terminated or reduced to zero, the Pro Rata Share under this clause shall be the percentage obtained by dividing (A) the outstanding principal amount of such Lender’s Advances plus such Lender’s ratable portion of the Risk Participation Liability with respect to outstanding Letters of Credit plus the outstanding principal amount of such Lender’s portion of the Term Loan, by (B) the outstanding principal amount of all Advances plus the aggregate amount of the Risk Participation Liability with respect to the outstanding Letters of Credit plus the principal amount of the Term Loan.”
     (r) The term “Second Amendment” is added to and made a part of Section 1.1 of the Credit Agreement and shall read as follows:
“‘Second Amendment’ means Second Amendment to Second Amended and Restated Credit Agreement dated as of June 17, 2010, among Agent, Lenders, and Borrower.”
     (s) The term “Term Loan” in Section 1.1 of the Credit Agreement is amended and restated in its entirety to hereafter read as follows:
“‘Term Loan’ means the term loans previously made to the Borrower pursuant to the Credit Agreement.”
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     (t) The term “Term Loan Amount” in Section 1.1 of the Credit Agreement is amended and restated in its entirety to hereafter read as follows.
“‘Term Loan Amount’ means $75,000,000.00.”
     Section 2.02. Amendments to Section 2.2 of the Credit Agreement. Section 2.2 of the Credit Agreement is amended and restated in its entirety to hereafter read as follows:
     “2.2 Term Loan. Borrower hereby represents and warrants that Lenders have made the Term Loan to Borrower for the purposes set forth in Section 6.20 hereof. Borrower represents and warrants that, as of the date of the Second Amendment becomes effective and after giving effect to the prepayment of principal to the Lenders with respect to the Obligations required by the Second Amendment, the unpaid principal amount of the Term Loan is $75,000,000.00 and such amount is unconditionally owed by Borrower to Lenders without offset, defense or counterclaim of any kind, nature or description whatsoever. The Term Loan shall be repaid on the following dates and in the following amounts:

Date	Installment Amount
July 10, 2011	$1,000,000.00
July 10, 2012	$1,000,000.00
The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan shall be due and payable on the earliest of (a) the Maturity Date, (b) the date of the acceleration of the Term Loan in accordance with the terms hereof, and (c) the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. All amounts outstanding under the Term Loan shall constitute Obligations.”
     Section 2.03. Amendment to Section 2.6(a) of the Credit Agreement. Section 2.6(a) of the Credit Agreement is amended and restated in its entirety to hereafter read as follows:
     “(a) Interest Rates. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows: Section 2.04. if the relevant Obligation is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the Applicable Margin, Section 2.05. if the relevant Obligation is a Base Rate Loan, at a per annum rate equal to the Base Rate plus the Applicable Margin, and (iii) otherwise, at a per annum rate equal to the Base Rate plus the Applicable Rate Margin for Base Rate Loans; provided, however, that the outstanding principal amount of the Term Loan shall bear interest as follows: (x) if a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus 2.50%, and (y) if a Base Rate Loan, at a per annum rate equal to the Base Rate plus 0.75%.”
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     Section 2.04. Amendment to Section 2.16(b) and (c) of the Credit Agreement. Section 2.16(b)and Section 2.16(c) of the Credit Agreement are amended and restated in their entirety to hereafter read as follows:
     “(b) Annual Scheduled Determinations of the Borrowing Base. Promptly after July 1 of each calendar year (commencing July 1, 2008), and in any event prior to September 1 of each calendar year, the Borrower shall furnish to Lenders a report in form and substance satisfactory to Lenders, prepared by an Approved Engineer, which report shall be dated as of July 1 of such calendar year and shall set forth the oil and gas reserves attributable to the Borrowing Base Properties, and a projection of the rate of production and net operating income with respect thereto, as of such date, together with additional data concerning pricing, hedging, operating costs, quantities and purchasers of production, and other information and engineering and geological data as the Agent may reasonably request. Within thirty (30) days after receipt of such report and information and its review and approval by Agent, Agent shall make a recommendation of the amount of credit available to Borrower hereunder (a “Recommended Borrowing Base Determination”). Agent and the Required Lenders shall approve or reject Agent’s Recommended Borrowing Base Determination within twenty (20) Business Days of Agent’s notification of the Recommended Borrowing Base Determination. If Agent and the Required Lenders fail to approve any such determination of the Borrowing Base made by Agent hereunder in such twenty (20)-Business Day period, then Agent shall poll all Lenders, and the Borrowing Base shall be set at the highest amount on which Agent and the Required Lenders can agree, it being understood that a Lender is deemed to have agreed to any and all amounts that are lower than the amount actually determined by such Lender to be the appropriate value of the Borrowing Base. Upon approval or deemed approval by Agent and the Required Lenders, or all Lenders, as the case may be, of the amount of credit to be made available to Borrower hereunder, Agent shall, by written notice to Borrower and Lenders, designate the new Borrowing Base available to Borrower. Notwithstanding anything contained herein to the contrary, no Lender shall be obligated to increase its Commitment without its consent.
     “(c) Semi-Annual Scheduled Determination of the Borrowing Base. In addition, promptly after January 1 of each calendar year (commencing January 1, 2008), and in any event prior to March 1st of each calendar year, the Borrower shall furnish to Lenders a report in form and substance satisfactory to Lenders, prepared (i) prior to the occurrence of an Event of Default, by the Borrower’s petroleum engineers and (ii) after the occurrence of an Event of Default, by an Approved Engineer, and, in either case, reviewed and approved by Agent, which report shall be dated as of January 1 of such calendar year and shall set forth the oil and gas reserves attributable to the Borrowing Base Properties, and a projection of the rate of production and net operating income with respect thereto, as of such date, together with additional data concerning pricing, hedging, operating costs, quantities and purchasers of production, and other information and engineering and geological data as the Agent may reasonably request. Within thirty (30) days after receipt of such report and information and its review and approval by Agent, Agent shall make a recommendation of the amount of credit available to Borrower hereunder (a “Recommended Borrowing Base Determination”). Agent and the Required Lenders shall approve or reject Agent’s Recommended Borrowing Base Determination within twenty (20) Business Days of Agent’s notification of the Recommended Borrowing Base Determination. If Agent and the Required Lenders fail to approve any such determination of the Borrowing Base made by Agent hereunder in such twenty (20)-Business Day period, then Agent shall poll all Lenders, and the
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Borrowing Base shall be set at the highest amount on which Agent and the Required Lenders can agree, it being understood that a Lender is deemed to have agreed to any and all amounts that are lower than the amount actually determined by such Lender to be the appropriate value of the Borrowing Base. Upon approval or deemed approval by Agent and the Required Lenders, or all Lenders, as the case may be, of the amount of credit to be made available to Borrower hereunder, Agent shall, by written notice to Borrower and Lenders, designate the new Borrowing Base available to Borrower. Notwithstanding anything contained herein to the contrary, no Lender shall be obligated to increase its Commitment without its consent.
     Section 2.05. Amendment to Section 3.4 of the Credit Agreement. Section 3.4 of the Credit Agreement is amended and restated in its entirety to hereafter read as follows:
     “3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrower, Agent and Lenders and shall continue in full force and effect for a term ending on July 10, 2013 (the “Maturity Date”). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.
     Section 2.06. Amendment to Section 7.20(a) of the Credit Agreement. A subparagraph (iii) is added to and made a part of Section 7.20(a) of the Credit Agreement and shall read as follows:
     “(iii) Current Ratio. A Current Ratio as of the last day each fiscal quarter of Borrower commencing with the fiscal quarter ending June 30, 2010, of at least 1.00 to 1.00.”
     Section 2.07. Amendment to Section 12 of the Credit Agreement. Section 12 of the Credit Agreement is amended and restated in its entirety to hereafter read as follows:
     “NOTICES. Unless otherwise provided in this Agreement, all notices or demands by Borrower or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower in care of Borrower or to Agent, as the case may be, at its address set forth below:

If to Borrower:	Energy Corporation of America
4643 South Ulster Street, Suite 1100
Denver, Colorado 80237
Attn: Michael S. Fletcher
Fax No. 303.694.2763

with copies to:	Goodwin & Goodwin, LLP
330 Summers Street, Suite 1500
Charleston, West Virginia 25301-1678
Attn: Tammy J. Owen, Esq.
Fax No. 304.344.9692
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If to Agent:	WELLS FARGO CAPITAL FINANCE, INC.
2450 Colorado Avenue
Suite 3000 West
Santa Monica, California 90404
Attn: Business Finance Division Manager
Fax No. 310.453.7443

with copies to:	Wells Fargo Capital Finance, Inc.
1100 Abernathy Road, Suite 1600
Atlanta, Georgia 30328
Attn: Business Division Manager
Fax No. 770.804.0551

with copies to:	McGuire, Craddock & Strother, P.C.
2501 N. Harwood, Suite 1800
Dallas, Texas 75201
Attn: William A. Lang, Esq.
Fax No. 214.954.6868
Agent and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Agent in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.
     Section 2.08. Amendment to Section 16.20 of the Credit Agreement. Section 16.20 of the Credit Agreement is amended and restated in its entirety to hereafter read as follows:
     “16.20 Legal Representation of Agent. In connection with the negotiation, drafting, and execution of this Agreement and the other Loan Documents, or in connection with future legal representation relating to loan administration, amendments, modifications, waivers, or enforcement of remedies, McGuire Craddock & Strother, P.C. (“McGuire Craddock”) only has represented and only shall represent Foothill in its capacity as Agent and as a Lender. Each other Lender hereby acknowledges that McGuire Craddock does not represent it in connection with any such matters.”
     Section 2.09. Amendment to Schedules to the Credit Agreement. Schedules C-1, 5.1(a) and 5.28 to the Credit Agreement are amended and restated in their entirety to read as set forth as attached to the Second Amendment.
ARTICLE III
Conditions
     Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived by Agent:
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     (a) Agent shall have received this Amendment, duly executed by Borrower and each Lender;
     (b) Borrower shall have delivered evidence to Agent that all necessary corporate authorizations and proceedings were taken by Borrower in connection with the transactions contemplated by this Amendment;
     (c) Borrower shall have delivered evidence to Agent that the Registration Statement has been declared effective by the United States Securities and Exchange Commission, and the transactions contemplated thereby shall have been consummated in accordance with the terms thereof.
     (d) Borrower shall have delivered to Agent, the Fee Letter duly executed by Borrower, in form and substance satisfactory to Agent;
     (e) The representations and warranties contained herein, in the Credit Agreement, as amended hereby, and in each other Loan Document shall be true and correct as of the date hereof, as if made on the date hereof, except to the extent such representations and warranties relate to an earlier date;
     (f) No Event of Default shall have occurred and be continuing and no Default shall exist;
     (g) Borrower shall have delivered or caused to be delivered such other documents, agreements and instruments as Agent may require to effect the terms and provisions of this Amendment;
     (h) Agent shall have received, in good and immediately available funds, proceeds from the Offering in an amount of at least $125,000,000.00 which shall be applied by Agent to the Obligations in accordance with the terms of a letter agreement dated of even date with this Amendment executed by Agent, Borrower and the Lenders (the “Pay Down Disbursement Letter”);
     (i) Agent shall have received the Pay Down Disbursement Letter, in form and substance satisfactory to the Agent, duly executed by Borrower, Agent and the Lenders; and
     (j) Agent shall have received evidence satisfactory to Agent that the Obligations owing to Bank of America have been paid in full and that Bank of America has acknowledged in writing that its rights and obligations under the Credit Agreement are terminated.
ARTICLE IV
Ratifications, Representations and Warranties
     Section 4.01. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower agrees that the Credit Agreement, as amended hereby, and the other Loan Documents shall continue to be legal, valid, binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.
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     Section 4.02. Renewal and Extension of Security Interests and Liens. Borrower hereby renews and affirms the liens and security interests created and granted in the Loan Documents. Borrower agrees that this Amendment shall in no manner affect or impair the liens and security interests securing the Obligations, and that such liens and security interests shall not in any manner be waived, the purposes of this Amendment being to modify the Credit Agreement as herein provided, and to carry forward all liens and security interests securing same, which are acknowledged by Borrower to be valid and subsisting.
     Section 4.03. Representations and Warranties. Borrower hereby represents and warrants to Agent as follows:
     (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and do not and will not conflict with or violate any provision of any applicable law, the Articles of Incorporation or Bylaws of Borrower or any agreement, document, judgment, license, order or permit applicable to or binding upon the Borrower or its Property; no consent, approval, authorization or order of and no notice to or filing with, any court or governmental authority or third person is required in connection with the execution, delivery or performance of this Amendment or to consummate the transactions contemplated hereby;
     (b) the representations and warranties contained in the Credit Agreement, as amended hereby, and in each of the other Loan Documents are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties relate to an earlier date;
     (c) Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and in each of the other Loan Documents; and
     (d) Except as has otherwise been disclosed to Agent, Borrower has not amended its Articles of Incorporation or Bylaws or other organizational documents since the date of the execution of the Credit Agreement.
ARTICLE V
Miscellaneous
     Section 5.01. Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement and the other Loan Documents, including, without limitation, this Amendment, shall survive the execution and delivery of this Amendment, and no investigation by Agent or any closing shall affect the representations and warranties or the right of Agent to rely upon them.
     Section 5.02. Reference to Credit Agreement. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement, as amended hereby.
     Section 5.03. Expenses of Agent. As provided in the Credit Agreement, Borrower agrees to pay on demand all reasonable costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and any and all amendments, modifications, and supplements hereto, including, without limitation, the reasonable costs and fees of Agent’s legal counsel, and all reasonable costs and expenses incurred by Agent in connection with the enforcement or
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preservation of any rights under the Credit Agreement, as amended hereby, or any other Loan Document, including, without limitation, the reasonable costs and fees of Agent’s legal counsel.
     Section 5.04. RELEASE. BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE AGENT OR THE LENDERS. BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE AGENT AND THE LENDERS, THEIR PREDECESSORS, AGENTS, ATTORNEYS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE AGAINST THE AGENT AND THE LENDERS, THEIR PREDECESSORS, AGENTS, ATTORNEYS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY OF THE OBLIGATIONS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.
     Section 5.05. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
     Section 5.06. APPLICABLE LAW. THIS AMENDMENT SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN ATLANTA, GEORGIA, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.
     Section 5.07. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent, the Lenders and the Borrower and their respective successors and assigns, except the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent.
     Section 5.08. Counterparts/Facsimile. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile shall also deliver an original executed counterpart of this Amendment but the failure to do so shall not affect the validity, enforceability and binding effect of this Amendment.
Second Amendment to Second Amended and Restated Credit Agreement — Page 12

     Section 5.09. Effect of Waiver. No consent or waiver, express or implied, by Agent to or for any breach of or deviation from any covenant or condition of the Credit Agreement shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.
     Section 5.10. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
     Section 5.11. FINAL AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED HEREBY, REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES RELATED TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
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Second Amendment to Second Amended and Restated Credit Agreement — Page 13

     IN WITNESS WHEREOF, the Borrower, Agent and the Lenders have caused this Amendment to be executed as of the date first written above by their duly authorized officers.

BORROWER ENERGY CORPORATION OF AMERICA
By:	/s/ D.C. Supcoe
	Name:	D.C. Supcoe
	Title:	Sr. Vice President

AGENT AND LENDERS WELLS FARGO CAPITAL FINANCE, INC., as Agent and Lender
By:	/s/ Gary Forlenza
	Name:	Gary Forlenza
	Title:	VP

U.S. BANK NATIONAL ASSOCIATION, as Lender
By:	/s/ Tyler Fauerbach
	Name:	Tyler Fauerbach
	Title:	Vice President

Second Amendment to Second Amended and Restated Credit Agreement

SCHEDULE C-1

	Revolver	Term Loan
Lender	Commitment	Commitment	Total Commitment

Wells Fargo Capital Finance, Inc.	$75,000,000	$50,000,000	$125,000,000
U.S. Bank National Association	$50,000,000	$25,000,000	$75,000,000
All Lenders	$125,000,000	$75,000,000	$200,000,000
Second Amendment to Second Amended and Restated Credit Agreement

SCHEDULE 5.1(a)
BORROWING BASE PROPERTIES
Second Amendment to Second Amended and Restated Credit Agreement

SCHEDULE 5.28
HEDGING AGREEMENTS
Second Amendment to Second Amended and Restated Credit Agreement